                                                                                    Exhibit 99.1
FirstEnergy Nuclear Operating Company                                         For Immediate Release
Davis-Besse Nuclear Power Station
5501 N. State Route 2
Oak Harbor, Ohio 43449

News Media Contact:
Richard Wilkins
(419) 321-7129 (Office)
(419) 203-4144 (Cell)

FirstEnergy Nuclear Operating Company Reviewing NRC
Notice of Violation in Davis-Besse Corrosion Issue

FirstEnergy Nuclear Operating Company (FENOC) announced today that it is reviewing a notice of violation by the Nuclear Regulatory Commission (NRC) and a proposed $5.45 million fine related to the corrosion issue at the Davis-Besse Nuclear Power Station.

The corrosion problem on the plant’s reactor head was discovered during a comprehensive inspection and reported to regulators in March 2002. Subsequently, FENOC investigated the causes of the problem, replaced the reactor head, and made numerous staff changes, as well as enhancements to plant programs and equipment. Davis-Besse has operated safely and reliably after it was successfully restarted in March 2004.

The NRC said in a letter to FENOC that Davis-Besse had adequately resolved outstanding issues and that the agency has reasonable assurance that the plant can be operated safely. The NRC further stated that this action does not reflect the current performance of Davis-Besse and no further civil enforcement action is expected, absent any new information from the Department of Justice investigation.

FirstEnergy Nuclear Operating Company is a subsidiary of the Akron, Ohio-based FirstEnergy Corp.

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Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the receipt of approval from and entry of a final order by the U.S. District Court, Southern District of Ohio, on the pending settlement agreement resolving the New Source Review litigation and the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) related to this settlement, adverse regulatory or legal decisions and outcomes (including revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of government investigations, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage in particular, the availability and cost of capital, the continuing availability and operation of generating units, our inability to accomplish or realize anticipated benefits from strategic goals, our ability to improve electric commodity margins and to experience growth in the distribution business, our ability to access the public securities and other capital markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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